EXHIBIT (a)5

                  Form of Opinion of F. Sheldon Prentice, Esq.

                              January 8, 1996

Chittenden Corporation
Two Burlington Square
Burlington, Vermont 05402

Flagship Bank & Trust Company
306 Main St., P.O. Box 487
Worcester, MA 01613-0487

To Whom It May Concern:

     I am general counsel of Chittenden Corporation, a Vermont corporation (the "Company"), and have represented the Company in connection with a Registration Statement on Form S-4 which was filed by the Company under the Securities Act of 1933, as amended, (the "Registration Statement"), and which registers 1,386,100 shares of the Common Stock of the Company (the "Shares") to be issued in connection with the Company's acquisition (the "Acquisition") of Flagship Bank & Trust Company of Worcester, Massachusetts pursuant to an Agreement and Plan of Reorganization dated September 19, 1995. In that capacity, I have reviewed the articles of incorporation and by-laws of the Company, the Registration Statement, the corporate action taken by the Company that provides for the issuance or delivery of the Shares to be issued or delivered in connection with the Acquisition and such other matters as I have deemed necessary for the issuance of this opinion.

     Based upon the foregoing, I am of the opinion that the Shares have been duly and validly authorized and upon issuance and delivery thereof in connection with the Acquisition and as contemplated in the Registration Statement, will be, under the general corporation law of the State of Vermont, legally issued, fully paid, and non-assessable.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my and to my opinion in the Registration Statement and the prospectus/proxy statement which is a part thereof.

                                   Very truly yours,

                                   s/F. Sheldon Prentice
                                   ----------------------
                                   F. Sheldon Prentice
                                   Secretary